                                                                     EXHIBIT 1.3

                                 JOHN DEERE B.V.
                           (a Netherlands corporation)


                $______________ _______% Notes due ______________



                  UNCONDITIONALLY GUARANTEED BY DEERE & COMPANY
                            (a Delaware Corporation)

                                 TERMS AGREEMENT



                                                               ___Date__________


John Deere B.V.
Energiestraat 16, NL-5691
PT Horst
The Netherlands

Deere & Company
One John Deere Place
Moline, Illinois  61265-8098

Dear Sirs:

          We, the Underwriters listed below (the "Underwriters"), understand that John Deere B.V., a corporation duly organized and existing under the laws of The Netherlands (the "Company"),proposes to issue and sell $____,000,000 aggregate principal amount of its _____% Notes due ____________ (the "Underwritten Securities"). Payment of principal of, premium, if any, interest, and additional amounts on the Underwritten Securities will be unconditionally guaranteed by Deere & Company, a Delaware corporation, as guarantor (the "Guarantor"), pursuant to the terms and conditions of the guarantee issued in respect of the Underwritten Securities. Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the respective amounts of Underwritten Securities set forth below opposite their respective names at the respective purchase prices set forth below.


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



Underwriter                                                                                Principal Amount of
-----------                                                                              Underwritten Securities
                                                                                         -----------------------
---------------------------.......................................................             $__________
---------------------------.......................................................             $__________
---------------------------. .....................................................             $__________
                  Total...........................................................             $
                                                                                                ==========

          The Underwritten Securities shall have the following terms:

Title of Underwritten Securities:
Principal amount to be issued:
Current ratings:
Interest rate:
Interest Payment Dates:
Regular Record Dates
Maturity Date
Redemption provisions:
Sinking fund requirements:
Delayed Delivery Contracts:
Initial public offering price:
Purchase price:
Form:
Closing Date and Location:

          All of the provisions contained in the document attached as Annex A hereto entitled "John Deere B.V., Issuer, Deere & Company, Guarantor--Guaranteed Debt Securities--Underwriting Agreement Basic Provisions" (the "Basic Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.


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

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           By:



                                           By: ________________________________
                                               Name:
                                               Title:

                                           On behalf of themselves and the other
                                           Underwriters named above

Accepted:

JOHN DEERE B.V.



By: ______________________________________________
    Name:
    Title:


DEERE & COMPANY



By: ______________________________________________
    Name:
    Title:

                                                                   April 3, 2001
                                                                         ANNEX A

                             JOHN DEERE B.V., Issuer
                           (a Netherlands corporation)
                           DEERE & COMPANY, Guarantor
                            (a Delaware corporation)

                           Guaranteed Debt Securities

                     UNDERWRITING AGREEMENT BASIC PROVISIONS

          John Deere B.V., a corporation duly organized and existing under the laws of The Netherlands(the "Company"), proposes to issue and sell from time to time its debt securities in one or more series (the "Guaranteed Securities"). Payment of principal of, and premium, if any, and interest, if any, on the Guaranteed Securities of each series will be unconditionally guaranteed by Deere & Company, a Delaware corporation, as guarantor (the "Guarantor"), pursuant to the terms and conditions of the guarantee issued in respect of such series of Guaranteed Securities (the "Guarantee"). The Guaranteed Securities will be issued under an indenture, dated as of March 30, 2001 (the "Indenture") among the Company, the Guarantor and The Chase Manhattan Bank, as trustee (the "Trustee"). Each series of Guaranteed Securities may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption provisions, conversion provisions and sinking fund requirements, if any, and any other variable terms which the Indenture contemplates.

          This is to confirm the arrangements with respect to the purchase of Guaranteed Securities from the Company by the Representative and the several Underwriters listed in the applicable terms agreement entered into among the Representatives, the Guarantor and the Company of which this Underwriting Agreement Basic Provisions is Annex A thereto (the "Terms Agreement"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as the "Agreement". Terms defined in the Terms Agreement are used herein as therein defined.

          The Company and the Guarantor have filed jointly with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-47264) in respect of the Company's debt securities, including the Guaranteed Securities, and the Guarantor's senior and/or subordinated debt securities, warrants to purchase senior debt securities, equity securities and guarantees of the Company's debt securities, including the Guarantees, and have filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement, as so amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement, as so amended, and the prospectus constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented to the date of the Terms Agreement pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the Securities Act of 1933 (the "1933 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement of the Prospectus contemplated by Section 3(a) (a "Prospectus

Supplement") shall be deemed to be a supplement to such prospectus only with respect to the offering of Guaranteed Securities to which it relates.

          SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company and the Guarantor, jointly and severally, represent and warrant to the Representative and to each Underwriter named in a Terms Agreement as of the date thereof and as of the Closing Time (as defined in Section 2 hereof) (each a "Representation Date"), as follows:

               (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company or the Guarantor in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustee under the Indenture.

               (b) The financial statements and the supporting schedules included in the Registration Statement and Prospectus present fairly the financial position of the Guarantor and its subsidiaries on a consolidated basis, as at the dates indicated, and their results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

               (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or hereafter during the period specified in Section 3(b), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

               (d) Since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated in or contemplated by the Prospectus: (i) there has not been any material adverse change in the financial condition of the Company or the Guarantor and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and (ii) there have not been any transactions entered into by the Company or the Guarantor or its subsidiaries other than (x) transactions in the ordinary course of business and (y) transactions which are not material in relation to the Company or the Guarantor and its subsidiaries considered as one enterprise.

               (e) Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

               (f) The execution and delivery of the Agreement, the Indenture, the Guaranteed Securities and the Guarantees endorsed upon the Guaranteed Securities and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor or any of its subsidiaries, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company, or the Guarantor or any of its subsidiaries is a party or by which the Company or the Guarantor or any of its subsidiaries may be bound or to which any of the property or assets of the Company, the Guarantor or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Guarantor or the provisions of the Deed of Incorporation of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company, or the Guarantor or any of its subsidiaries of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, the Guarantor or any such subsidiary.

               (g) The Guaranteed Securities have been duly authorized for issuance and sale pursuant to the Agreement (or will have been so authorized prior to each issuance of Guaranteed Securities) and, when issued, authenticated and delivered pursuant to the provisions of the Agreement and of the Indenture against payment of the consideration therefor in accordance with the Agreement, the Guaranteed Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture. The Guaranteed Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

               (h) The Guarantees endorsed upon the Guaranteed Securities have been duly authorized by the Guarantor and, when issued, authenticated and delivered pursuant to the provisions of the Agreement and of the Indenture against payment of the consideration therefor in accordance with the Agreement, such Guarantees will be the valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture. The Guarantees conform in all material respects to all statements relating thereto contained in the Prospectus.

               (i) Deloitte & Touche LLP are independent certified public accountants as required by the 1933 Act and the Regulations.

               (j) The Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the business now operated by them, and neither the Guarantor nor any of its subsidiaries has received nay notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Guarantor and its subsidiaries considered as one enterprise.

               (k) No labor disturbance by the employees of the Company, the Guarantor or any of its subsidiaries exists or is imminent which might be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Guarantor and its subsidiaries, considered as one enterprise.

               (l) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940 (the "1940 Act").

               (m) Except as described in the Prospectus, or as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable by the Underwriters or the holders of the Guaranteed Securities under applicable laws or regulations of The Netherlands or any political subdivision thereof or authority or agency therein in connection with the issuance and delivery of the Guaranteed Securities as contemplated by the Agreement and the Indenture or in connection with the execution, delivery or performance of the Agreement, the Indenture or the Guaranteed Securities.

               (n) Except as otherwise disclosed in the Prospectus, the payment of amounts by the Guarantor under the Guarantees or by the Company under the Guaranteed Securities in respect of the principal thereof or any premium or interest thereon to the Underwriters or to a holder of Guaranteed Securities that is a United States Person (as defined in the Prospectus), with no connection to The Netherlands except mere ownership of the Guaranteed Securities, may be made without withholding or deduction for, or on account of, any tax, assessment, duty or other charge under the current laws of The Netherlands or any political subdivision thereof or authority or agency therein.

               (o) To their best knowledge, the Company, the Guarantor and their respective obligations under the Agreement, the Indenture, the Guarantees and the Guaranteed


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          Securities, are subject to civil and commercial law and to suit. None of the Company, the Guarantor or any of their respective properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court in The Netherlands or any New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to their respective obligations or liabilities or any other matter under or arising out of or in connection with the Agreement, the Indenture, the Guarantees or the Guaranteed Securities, and, to the extent that the Company, the Guarantor or any of the properties, assets or revenues of the Company or the Guarantor may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company or the Guarantor has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in the Indenture, the Guarantees or the Guaranteed Securities.

               (p) Except as described in the Prospectus and subject to the qualifications set forth in the opinion referred to in Section 4(a)(4) hereof, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or New York State or U.S. Federal Court sitting in New York City having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company or the Guarantor based upon the Agreement, the Indenture, the Guarantees or the Guaranteed Securities would normally be incorporated into a judgment rendered by the courts of The Netherlands in a civil matter if such court finds that (i) such court had jurisdiction over the original proceedings, (ii) the judgment was obtained in compliance with principles of due process,
          (iii) the judgment is final and conclusive such that all appeals have been exhausted and no other remedy could be obtained from a judicial body, and (iv) the judgment does not contravene the public policy or the public order of The Netherlands.

               (q) The Company's and the Guarantor's senior unsecured debt securities described in the Registration Statement are rated A2 by Moody's Investors Service, Inc. and A+ by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

          Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representative or counsel for the Underwriters in connection with an offering of Guaranteed Securities shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to the matters covered thereby, to each Underwriter participating in such offering.

          SECTION 2. PURCHASE AND SALE. The obligations of the Underwriters to purchase, the Company to sell, and the Guarantor to guarantee, the Guaranteed Securities shall be evidenced by the Terms Agreement. The Terms Agreement specifies the principal amount of the Guaranteed Securities, the names of the Underwriters participating in the offering (subject to


                                        74
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substitution as provided in Section 10 hereof) and the principal amount of
Guaranteed Securities which each Underwriter severally has agreed to purchase, the purchase price to be paid by the Underwriters for the Guaranteed Securities, the initial public offering price, if any, of the Guaranteed Securities, any delayed delivery arrangements and any terms of the Guaranteed Securities not already specified in the Indenture (including, but not limited to, designations, denominations, current ratings, interest rates or formulas and payment dates, maturity dates, conversion provisions, redemption provisions and sinking fund requirements).

          The several commitments of the Underwriters to purchase Guaranteed Securities pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

          Payment of the purchase price for, and delivery of, any Guaranteed Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Representative, the Company and the Guarantor, at 10:00 AM, New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the Terms Agreement or such other time as shall be agreed upon by the Representative, the Guarantor and the Company (each such time and date being referred to as a "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds payable to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Guaranteed Securities to be purchased by them. The Guaranteed Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the applicable Closing Time. The Guaranteed Securities, which may be in temporary form, will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time.

          If authorized by the Terms Agreement, the Underwriters named therein may solicit offers to purchase Guaranteed Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representative at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Guaranteed Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Guaranteed Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Guaranteed Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

          The Representative shall submit to the Company at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Guaranteed


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Securities to be purchased by each of them, and the Company will advise the
Representative, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Guaranteed Securities to be covered by each such Delayed Delivery Contract.

          The principal amount of Guaranteed Securities agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Guaranteed Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representative to the Company; provided, however, that the total principal amount of Guaranteed Securities to be purchased by all Underwriters shall be the total amount of Guaranteed Securities covered by the applicable Terms Agreement, less the principal amount of Guaranteed Securities covered by Delayed Delivery Contracts.

          SECTION 3. COVENANTS OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor, jointly and severally, covenant with the Representative, and with each Underwriter participating in the offering of Guaranteed Securities, as follows:

               (a) Immediately following the execution of the Terms Agreement, the Company and the Guarantor will prepare a Prospectus Supplement setting forth the principal amount of Guaranteed Securities covered thereby and their terms not otherwise specified in the Indenture pursuant to which the Guaranteed Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Guaranteed Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Guaranteed Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative, the Company and the Guarantor deem appropriate in connection with the offering of the Guaranteed Securities. The Company and the Guarantor will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representative shall reasonably request.

               (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Guaranteed Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, counsel for the Company or counsel for the Guarantor to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company and the Guarantor will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

               (c) With respect to each sale of Guaranteed Securities, the Guarantor will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earning statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering 12-month periods beginning, in each case, not later than the first day of the Guarantor's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement relating to Guaranteed Securities.

               (d) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Guaranteed Securities, the Company and the Guarantor will give the Representative notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Representative or counsel for the Underwriters shall reasonably object.

               (e) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Guaranteed Securities, the Company and the Guarantor will notify the Representative immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any supplement to the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (f) During the period specified in subsection (b) above, the Company and the Guarantor will deliver to the Representative as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representative may reasonably request.

               (g) The Company and the Guarantor will endeavor in good faith to qualify the Guaranteed Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company and the Guarantor will maintain such qualifications in effect for as long as may be required for the distribution of the Guaranteed Securities. The Company and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Guaranteed Securities have been qualified as above provided.

               (h) The Company and the Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sale of Guaranteed Securities, will file promptly all documents required to be filed with the Commission pursuant to
          Section 13 or 14 of the 1934 Act.

               (i) Between the date of the Terms Agreement and the later of termination of any trading restrictions or Closing Time with respect to the Guaranteed Securities covered thereby, except for the issuance of senior debt securities upon the exercise of debt warrants, if any, neither the Company nor the Guarantor will, without the Representative's prior consent, offer to sell, or enter into any agreement to sell, any new issue of senior debt securities of the Company or the Guarantor with a maturity of more than one year, including additional Securities (other than borrowings under the Guarantor's revolving credit agreements).

               (j) None of the Company, the Guarantor or any person acting on its or their behalf, will at any time offer, sell, transfer or deliver, whether directly or indirectly, the Guaranteed Securities as part of their initial distribution or at any time thereafter, to any person (including legal entities) established, domiciled or resident in The Netherlands. Furthermore, the Company represents and agrees that the offering and sale of the Guaranteed Securities, together with the documents and advertisements in which the offering is made or announced, will be in compliance with the applicable legal requirements of the United States of America, which is the jurisdiction in which the persons to whom the offer and sale is directed are established, domiciled or resident. Prior to any offering of the Guaranteed Securities, the Company covenants and agrees to submit a statement to this effect to the Dutch Securities Supervision Board (STICHTING TOEZICHT EFFECTENVERKEER) pursuant to Article 3, paragraph 2 under (c) of the Exemption Regulation pursuant to the Dutch Act on the Supervision of the Securities Trade 1995. The Company and the Guarantor covenant and agree to mention this statement in all offering documents relating to Guaranteed Securities offered or issued by the Company (including advertisements and other documents announcing the offer).

          SECTION 4. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase Guaranteed Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor herein contained, to the accuracy of the statements of the Company and the Guarantor's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company and the Guarantor of all of its covenants and other obligations hereunder and to the following further conditions:

               (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or


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          proceedings therefor initiated or threatened by the Commission, (ii)
          the rating assigned by Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch IBCA Duff and Phelps, Inc. to any long-term debt securities of the Company and the Guarantor as of the date of the Terms Agreement shall not have been lowered since the execution of such Terms Agreement and (iii) there shall not have come to the Representative's attention any facts that would cause the Representative to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Guaranteed Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

               (b) At the applicable Closing Time, the Representative shall have received:

                    (1) The favorable opinion, dated as of the applicable
               Closing Time, of Shearman & Sterling, special United States counsel for the Company and counsel to the Guarantor, in form and substance satisfactory to the Representative, to the effect that:

                         (i) The Guarantor is a corporation duly incorporated
                    and validly existing in good standing under the laws of the State of Delaware.

                         (ii) Assuming the Guaranteed Securities have been duly
                    authorized by the Company, when duly executed by the Company and completed and authenticated by the Trustee in accordance with the Indenture and delivered against payment pursuant to the Agreement, the Guaranteed Securities will be valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                         (iii) The Agreement and the Delayed Delivery Contracts,
                    if any, have been duly authorized, executed and delivered by the Guarantor.

                         (iv) The Guarantees have been duly authorized by the
                    Guarantor and, when the Guarantees endorsed on the Guaranteed Securities are duly executed and delivered by the Guarantor and completed and authenticated by the Trustee in accordance with the terms of the Indenture and the Agreement, such Guarantees will be valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture and enforceable in accordance with their terms,


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

                    except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                         (v) The Indenture has been duly authorized, executed
                    and delivered by the Guarantor and, assuming due authorization, execution and delivery by the Company and the Trustee, constitutes a valid and binding agreement of each of the Guarantor and the Company, enforceable against each such party in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Guaranteed Securities denominated in a foreign currency, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                         (vi) The Guaranteed Securities, the Indenture and the
                    Guarantee conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

                         (vii) The Indenture has been duly qualified under the
                    1939 Act.

                         (viii) The Registration Statement is effective under
                    the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                         (ix) The Registration Statement and Prospectus, and
                    each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the Regulations.

                         (x) The documents incorporated by reference in the
                    Prospectus (except for the financial statements and other financial data included


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

                    therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                         (xi) The execution and delivery of the Agreement, the
                    fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with the charter or by-laws of the Guarantor.

                         (xii) The information contained in the Prospectus
                    Supplement under the caption "United States Federal Income Taxation", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

                         (xiii) The Company is not an "investment company" or an
                    entity "controlled" by an "investment company", as such terms are defined in the 1940 Act.

               Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in (vi) and (xii)of subsection 4(b)(1) of this Section. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Company, the Guarantor and its auditors. In the course of such review and discussion, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective or at the time an annual report on Form 10-K was filed (whichever is later), or at the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the applicable Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (2) The favorable opinion, dated as of the applicable
               Closing Time, of the General Counsel or Associate General Counsel of the Guarantor to the effect that (i) the Guarantor is duly qualified to transact business and is in good standing


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

               in the states in which its manufacturing plants are located, and
               (ii) the execution and delivery of the Agreement, the Indenture, the endorsement of the Guarantees on the Guaranteed Securities, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of or default under, the charter or by-laws of the Company, the Guarantor or any agreement, indenture or other instrument known to such counsel of which the Company, the Guarantor or any of the Guarantor's subsidiaries is a party or by which it or any of them is bound, or any law, administrative regulation or administrative or court order known to him to be applicable to the Company, the Guarantor or any of the Guarantor's subsidiaries.

                    (3) The favorable opinion, dated as of the applicable
               Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in (i) to (ix), of subsection (b)(1) of this Section.

                    (4) OPINION OF COMPANY COUNSEL. The opinion of Caron &
               Stevens / Baker & McKenzie, counsel to the Company, to the effect that:

                         (i) The Company is a private company with limited
                    liability duly incorporated and validly existing under the law of The Netherlands.

                         (ii) The Agreement, the Indenture have been duly
                    authorized, executed and delivered by the Company in accordance with its resolutions and, when duly executed, sealed and attested and delivered by the other parties thereto, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their terms.

                         (iii) The Guaranteed Securities have been duly
                    authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolution, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof.

                         (iv) The Company has the corporate power and corporate
                    authority to execute and deliver and perform the obligations on its part to be performed under the Agreement, the Indenture and the Guaranteed Securities.

                         (v) The execution and delivery of the Agreement, the
                    Indenture and the Guaranteed Securities, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the Deed of Incorporation or any law or administrative


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                    regulation of general application (as opposed to applicable to one or more specified natural or legal persons).

                         (vi) The choice of New York law as the law governing
                    the Agreement, the Indenture and the Guaranteed Securities is a valid choice of law and would be given effect by the courts of The Netherlands with respect to the obligations of the parties thereunder.

                         (vii) In order to ensure the legality, validity,
                    enforceability or admissibility in evidence of the Agreement, the Indenture or any of the Guaranteed Securities, it is not necessary that the Agreement or the Indenture or any of the Guaranteed Securities be filed, recorded or enrolled with any public authority, governmental agency or governmental department of The Netherlands.

                         (viii) The submission to the jurisdiction of any United
                    States Federal court or state court sitting in the Borough of Manhattan, the City of New York, State of New York, and the irrevocable waiver of any objection to the laying of venue of a proceeding in such court and of any immunity to jurisdiction of such court, to which it is or may become entitled, and the designation of CT Corporation as the agent of the Company to receive service of process with respect to any proceedings of or in the courts of the United States of America arising out of or relating to the Agreement and the Indenture are valid and binding on the Company.

                         (ix) All authorizations, consents or approvals of, or
                    registrations or filings with, any governmental department or regulatory authority of or within The Netherlands which are required for the execution and delivery of the Guaranteed Securities, the Indenture and the Agreement by the Company or the consummation by the Company of the transactions contemplated thereunder have been obtained or made and are in full force and effect.

                         (x) There is no treaty regarding the recognition and
                    enforcement of judicial decisions between the U.S. and The Netherlands. Therefore, a final judgment for a definite sum duly obtained against the Company from a court of the State of New York or any New York State or U.S. Federal Court sitting in New York City will not be recognized and enforced by a Dutch court and it will be necessary to bring the matter before the competent Dutch court. The claimant(s) may, in the course of these proceedings, submit the judgment rendered by the New York or U.S. Federal court sitting in New York City. Under current practice, a Dutch court normally will issue a judgment incorporating the judgment rendered by such court in a civil matter if it finds that
                    (i) such court had jurisdiction over the original proceedings, (ii) the judgment was obtained in compliance with principles of due process; (iii) the judgment is final and conclusive such that all appeals have been exhausted and no other remedy


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

                    could be obtained from a judicial body, and (iv) the judgment does not contravene the public policy or the public order of The Netherlands. Such counsel shall also state that it is not aware of any reason why in general the enforcement of the obligations of the Company under the Agreement, the Indenture and the Guaranteed Securities would be in conflict with current public policy in The Netherlands.

                         (xi) The Agreement, the Indenture and the Guaranteed
                    Securities, when issued, authenticated and delivered pursuant to the provisions of the Agreement and the Indenture are in proper legal form under the laws of The Netherlands for the enforcement thereof against the Company, in the courts of The Netherlands.

                         (xii) No withholding, stamp duty, stamp duty reserve
                    tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in The Netherlands is payable by the Underwriters or the holders of the Guaranteed Securities in connection with the issue and delivery of the Guaranteed Securities pursuant to the Agreement or the execution, delivery and performance of the Agreement, the Indenture or the Guaranteed Securities.

                         (xiii) The Company is subject to civil and commercial
                    law with respect to its obligations under the Agreement, the Indenture and the Guaranteed Securities and neither the Company nor any of its properties or assets sited in The Netherlands enjoy any right of immunity, on the grounds of sovereignty or otherwise, with respect to its obligations under the Agreement, the Indenture and the Guaranteed Securities from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in The Netherlands or any Federal court of the United States of America or any court of the State of New York, in each case located in the Borough of Manhattan in the City of New York, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, from execution or enforcement of judgment, or other legal process.

                         (xiv) None of the holders of the Guaranteed Securities
                    outside The Netherlands or any of the Underwriters will be deemed resident, domiciled or conducting business in The Netherlands solely by the execution, delivery, performance, or enforcement of the Agreement, the Indenture or the Guaranteed Securities.

                         (xv) None of the holders of the Guaranteed Securities
                    outside The Netherlands or any of the Underwriters will be subject to taxation in The Netherlands solely by the execution, delivery, performance, or enforcement of the Agreement, the Indenture or the Guaranteed Securities, provided such holder is not a private individual and does not have a


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

                    substantial interest in the Company as described in the Prospectus Supplement under "The Netherlands Taxation".

                         (xvi) The information contained in the Prospectus
                    Supplement under "The Netherlands Taxation", to the extent it covers matters of law or legal conclusions, has been reviewed by such counsel and is correct.

               (c) At the applicable Closing Time, there shall not have been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and the Guarantor and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of (y) the President, any Executive Vice President, any Senior Vice President or any Vice President of the Guarantor and (z) the principal executive, principal financial or principal accounting officer of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of each of the Company and the Guarantor contained in
          Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

               (d) The Representative shall have received from Deloitte & Touche or other independent certified public accountants acceptable to the Representative a letter, dated as of the date of the Terms Agreement and delivered at such time, in form heretofore agreed to with respect to the Company and the Guarantor.

               (e) The Representative shall have received from Deloitte & Touche or other independent certified public accountants acceptable to the Representative a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested by the Representative.

               (f) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Guaranteed Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Guaranteed Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Agreement may be terminated by the Representative by notice to the Company and the Guarantor at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

          SECTION 5. PAYMENT OF EXPENSES. The Company or the Guarantor will pay all expenses incident to the performance of its obligations under the Agreement, including (i) the printing and filing of the Registration Statement and all amendments thereto, and the printing of the Agreement and the Terms Agreement,
(ii) the preparation, issuance and delivery of the Guaranteed Securities to the Underwriters, (iii) the fees and disbursements of the Company's and the Guarantor's counsel and accountants, (iv) the qualification of the Guaranteed Securities issuable upon exercise of Debt Warrants under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the registration statements and all amendments thereto, of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Surveys and Legal Investment Surveys, (vii) the fees, if any, of rating agencies and (viii) the fees and expenses, if any, incurred in connection with the listing of the Guaranteed Securities or any Warrant Securities on any national securities exchange.

          If the Agreement is terminated by the Representative in accordance with the provisions of Section 4 or Section 9(i), the Company or the Guarantor shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 6. INDEMNIFICATION. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or was made in reliance upon the Form T-1 of the Trustees under the Indenture;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Guarantor; and

               (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above.

          In no case shall the Company or the Guarantor be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Guarantor shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Guarantor shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Each of the Company and the Guarantor shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company and the Guarantor elect to assume the defense, such defense shall be conducted by counsel chosen by them and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought. In the event that the Company and the Guarantor elect to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company or the Guarantor on the one hand and one or more Underwriters on the other and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company and the Guarantor that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Guarantor, neither the Company nor the Guarantor shall have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the neither the Company nor the Guarantor shall, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative. The Company and the Guarantor agree to notify the Representative within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Guaranteed Securities.

          (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and the Guarantor and each of their respective officers who sign the Registration Statement and each of their respective directors and each person, if any, who controls the

Company or the Guarantor within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company and the Guarantor, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company, the Guarantor or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Under-writer, such Underwriter shall have the rights and duties given to the Company and the Guarantor. In addition, the Company, the Guarantor and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

          SECTION 7. CONTRIBUTION. If the indemnification provisions provided in
Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Guaranteed Securities and also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Guaranteed Securities. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company, the Guarantor and the Underwriters, directly or through the Representative of the Underwriters. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Guaranteed Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

          The obligations of the Company and the Guarantor under this Section 7 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company or the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act.

          SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in the Agreement, or contained in certificates of officers of the Company and the Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of the Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company and the Guarantor, and shall survive delivery of any Guaranteed Securities to the Underwriters.

          SECTION 9. TERMINATION. The Representative may terminate the Agreement, immediately upon notice to the Company or the Guarantor, at any time prior to the applicable Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Guarantor and its subsidiaries considered as one enterprise or in the results of operations or business prospects of the Guarantor and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis or other event the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Guaranteed Securities or enforce contracts for the sale of the Guaranteed Securities, or (iii) if trading in the Common Stock of the Company or the Guarantor has been suspended by the Commission or a national securities exchange or if trading on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Guaranteed Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Guaranteed Securities purchased from the Company pursuant to the


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applicable Terms Agreement and (y) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 17 shall remain in effect.

          SECTION 10. DEFAULT. If one or more of the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Guaranteed Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

               (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Guaranteed Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

               (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Guaranteed Securities to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate without any liability on the part of any non-defaulting Underwriters, the Company or the Guarantor.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Agreement and the Terms Agreement.

          SECTION 11. CONSENT TO JURISDICTION; APPOINTMENT OF UNDERWRITER FOR SERVICE OF PROCESS.

          Each of the parties irrevocably consents and agrees for the benefit of the holders of the Guaranteed Securities and the Underwriters that any legal action, suit or proceeding against them with respect to their obligations, liabilities or any other matter arising out of or in connection with the Agreement, the Indenture, the Guarantees or the Guaranteed Securities may be brought in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due in respect of all the Guaranteed Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves and in respect of their properties, assets and revenues.

          The Company hereby irrevocably designates, appoints and empowers CT Corporation System with offices currently at 111 8th Avenue, 13th Floor, New York, New York 10011 as its


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

designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with the Agreement or any additional agreement and that may be made on such designee, appointee and Underwriter in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and Underwriter hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and Underwriter in the County of New York on the terms and for the purposes of this Section 11 satisfactory to the Underwriters. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by serving a copy thereof upon the relevant Underwriter for service of process referred to in this Section 11 (whether or not the appointment of such Underwriter shall for any reason prove to be ineffective or such Underwriter shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company, at its address specified in or designated pursuant to the Agreement. The Company agrees that the failure of any such designee, appointee and Underwriter to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Guaranteed Securities or the Underwriters to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Agreement, the Indenture, the Guarantees or the Guaranteed Securities brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          The provisions of this Section 11 shall survive any termination of the Agreement, in whole or in part.

          SECTION 12. WAIVER OF IMMUNITIES.

          To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with the Agreement or any additional agreement, the Company hereby irrevocably and


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

unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

          SECTION 13. FOREIGN TAXES.

          All payments by the Company or the Guarantor to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by The Netherlands or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and
(ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or by the State of New York (all such non-excluded taxes, "Foreign Taxes"). If the Company or the Guarantor is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under the Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

          SECTION 14. JUDGMENT CURRENCY.

          To the extent that the Guaranteed Securities are denominated or payable in a currency other than U.S. dollars, each of the Company and the Guarantor agrees to indemnify the Underwriters against any loss incurred by such Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency other than United States dollars (the "Judgment Currency") and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriters are able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriters. The foregoing indemnity shall constitute separate and independent obligations of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

          SECTION 15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative; notices to the Guarantor shall be directed to it at One John Deere Place, Moline, Illinois 61265,
Attention: Treasurer; and notices to the Company shall be directed to it at Energiestraat 16, NL-5691, PT Horst, The Netherlands, Attention: Managing Director.


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

          SECTION 16. PARTIES. The Agreement shall inure to the benefit of and be binding upon the Company, the Guarantor and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in the Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the Agreement or any provision herein contained. The Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Guaranteed Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 17. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company or the Guarantor against an Underwriter in connection with or arising under the Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, the City of New York.

          SECTION 18. COUNTERPARTS. The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.


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                                                                       EXHIBIT A

                                 JOHN DEERE B.V.
                           (a Netherlands corporation)

                              [Title of Securities]

                            DELAYED DELIVERY CONTRACT

                                                                             ,20

JOHN DEERE B.V.
ENERGIESTRAAT 16
NL-5691
PT HORST
THE NETHERLANDS

Attention:

Dear Sirs:

          The undersigned hereby agrees to purchase from John Deere B.V. (the "Company"), and the Company agrees to sell to the undersigned on, _____________ 20 (the "Delivery Date"),

principal amount of the Company's [insert title of security] (the "Securities"), offered by the Company's Prospectus dated ,20 , as supplemented by its Prospectus Supplement dated ____________,20 , receipt of which is hereby acknowledged at a purchase price of [__% of the principal amount thereof, plus accrued interest from __________,20 ,] [and $___ per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.

          Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office
of                                                                            ,
on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ____________, 20 , shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold
to them pursuant to the Terms Agreement dated ____________,20    between the
Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other


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

contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof; prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          By the execution hereof the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

          This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $_______ and that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

          The Agreement shall be governed by the laws of the State of New York.

                                          Yours very truly,


                                             ----------------------------------
                                                    (NAME OF PURCHASER)

                                          BY
                                             ----------------------------------
                                                         (TITLE)


                                             ----------------------------------

                                             ----------------------------------
                                                        (ADDRESS)

Accepted as of the date first above written.

JOHN DEERE B.V.

By
    -----------------------------------------
                                  (TITLE)


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

                  PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

          The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)


                                                                                Telephone No.
                                                                                 (including
                                Name                                             Area Code)
                                ----                                             ----------





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